                        EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-11323 and 333-19891 of The Bombay Company, Inc. on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of The Bombay Company, Inc. Employee 401(k) Savings and Stock Ownership Plan for the years ended December 31, 2006 and 2005.

/S/ Whitley Penn LLP

June 28, 2007

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